Exhibit 10.15

AMENDED AND RESTATED DELL PERFORMANCE AWARD AGREEMENT

THIS AMENDED AND RESTATED DELL PERFORMANCE AWARD AGREEMENT (the “Agreement”), made by and between Dell Technologies Inc., a Delaware corporation (the “Company”), and                      (the “Holder”), is effective as of September 27, 2018 (the “Effective Date”). The Agreement was originally effective as of                     , 2016 (the “Grant Date”). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Dell Technologies Inc. 2013 Stock Incentive Plan, as modified or amended from time to time (the “Plan”).

WHEREAS, as an incentive for the Holder’s efforts during the Holder’s Employment with the Company and its Affiliates, the Company wishes to afford the Holder the opportunity to earn a number of shares of Class C Common Stock (“Shares”), pursuant to the terms and conditions set forth in this Agreement and the Plan;

WHEREAS, the Holder was previously granted the opportunity to earn Shares pursuant to the terms and conditions set forth in this Agreement and the Plan;

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 1, 2018 (as further amended, restated, supplemented or modified from time to time, the “Merger Agreement”), by and between the Company and Teton Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation;

WHEREAS, in connection with the execution of the Merger Agreement, the Company has determined that it is advisable and in the best interests of the Company to amend and restate the Agreement, effective as of the Effective Date; and

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement, pursuant to which the Committee has instructed the undersigned officer to issue the Stock Award described below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Plan.

(a)    “Award” means the award of DPAs granted under this Agreement.

(b)    “Closing” means the consummation of the transactions pursuant to which EMC Corporation became an indirect, wholly-owned subsidiary of the Company.

(c)    “Dell Performance Award” or “DPA” means an Other Stock-Based Award granted in the form of a “restricted stock unit” subject to the performance-based vesting requirements described in Section 3.1 and Section 3.2 herein.

(d)    “Direct Competitor” means any Person or other business concern that offers or plans to offer products or services that are materially competitive with any of the products or services being manufactured, offered, marketed, or are actively developed by the Company or any of its Subsidiaries as of the date of the Holder’s termination of Employment. By way of illustration, and not by limitation, as of the Grant Date, the following companies meet the definition of Direct Competitor: Accenture LLP, Acer Inc., Apple Inc., CDW Corporation, Cisco Systems, Inc., Cognizant Technology Solutions Corporation, Computer Sciences Corporation, HP Inc., Hewlett Packard Enterprise Company, International Business Machines Corporation, Infosys Limited, Lenovo Group Limited, Oracle Corporation, Samsung Electronics Co., Ltd., Tata Group and Wipro Limited.

(e)     “Final Vesting Event” means the first to occur of (i) the fifth anniversary of the Closing, (ii) if so elected by the Board, a Change in Control, and (iii) the first date on which Michael S. Dell and his Permitted Transferees (as defined in the Management Stockholders Agreement) have become a 90% Owner (as defined in the Management Stockholders Agreement).

(f)    “Illiquid Proceeds” means any proceeds (including, but not limited to, dividends, distributions and/or sales proceeds) received in respect of Initial Shares other than proceeds consisting of cash, cash equivalents and/or Marketable Securities.

(g)    “Initial Shares” means the shares of Common Stock owned by the Sponsor Stockholders immediately following the Closing.

(h)    “Initial Share Value” means (i) if there should not be a public market for Shares, the fair market value of an Initial Share as determined by a third party valuation expert (who shall be a nationally recognized firm of valuation experts selected by the Board in its discretion), (ii) at the time of an IPO, the offering price per share of DHI Common Stock to the public in the IPO (the “IPO Price”) and (iii) if there should be a public market for Shares, the average of the closing price of a Share on the principal stock exchange on which it is listed during the twenty (20) trading days immediately preceding the relevant date for which Initial Share Value is being determined (or all of the trading days following the IPO plus the IPO Price if the IPO occurred within less than twenty (20) trading days prior to the determination of Initial Share Value). In all cases, (x) the determination of Initial Share Value under clause (i) above will exclude any discounts for illiquidity and minority interests and (y) the fair market value per share of each class of DHI Common Stock shall be deemed to be the same. Notwithstanding the foregoing, on the Closing, the Initial Share Value was $27.50.

(i)    “Liquidity Event” means any transfer after the Closing by a Sponsor Stockholder of Initial Shares for cash, cash equivalents and/or Marketable Securities that occurs prior to the earlier of the Third Anniversary Vesting Event or the Final Vesting Event, other than any transfer by a Sponsor Stockholder to a Permitted Transferee (as defined in the Management Stockholders Agreement) of such Sponsor Stockholder.

(j)    “Liquidity Percentage” means, with respect to a Liquidity Event, the percentage of the Initial Shares owned by all of the Sponsor Stockholders (regardless of whether such Sponsor Stockholders are participating in such Liquidity Event) immediately prior to the closing of such Liquidity Event that are being sold by the Sponsor Stockholders in such Liquidity Event.

(k)    “Lock-up Lapse Date” has the meaning given to such term in the Management Stockholders Agreement.

(l)    “Management Stockholder Group” means Management Stockholder Group as defined in the Management Stockholders Agreement as in effect on the Effective Date.

(m)    “Marketable Securities” means securities that (i) are traded on the New York Stock Exchange (or any successor thereto), the Nasdaq Stock Market (or any successor thereto) or any other stock exchange or stock market of similar stature to the foregoing, (ii) are, at the time of consummation of the applicable transfer, registered, pursuant to an effective registration statement and will remain registered until such time as such securities can be sold by the holder thereof pursuant to Rule 144 (or any successor provision) of the Securities Act, as such provision is amended from time to time, without any volume or manner of sale restrictions, and (iii) are not subject to restrictions on transfer as a result of any applicable contractual provisions or by law (including the Securities Act). For the purpose of this definition, Marketable Securities are deemed to have been received on the trading day immediately prior to the date that such Marketable Securities are received by the Sponsor Stockholders.

(n)    “Merger Closing” means the Closing Date as defined in the Merger Agreement.

(o)    “Repayment Behavior” means the Holder’s (i) commencement of employment or service with a Direct Competitor in a role that is similar to any role the Holder held at the Company or any of its Subsidiaries during the twenty four (24) months prior to the Holder’s termination of Employment or in a role that could result in the Holder using the Company’s or any of its Subsidiaries’ confidential information or trade secrets, (ii) disclosure of any of the Company’s or any of its Subsidiaries’ confidential information or trade secrets, or (iii) solicitation of any employee of the Company or any of its Subsidiaries to terminate employment with the Company or such Subsidiary.

(p)    “ROE” means, with respect to any ROE Measurement Date, the return on the Initial Shares as determined pursuant to the following formula:

(i) In the case of a ROE Measurement Date arising from a Liquidity Event, the ROE with respect to such Liquidity Event will be deemed to be (A) the sum of (x) the aggregate of all cash, cash equivalents and the fair market value at the time received (determined in accordance with the methodology in clause (i) of the definition of Fair Market Value as set forth in the Plan) of all Marketable Securities received in such Liquidity Event by the Sponsor Stockholders in consideration of all the Initial Shares sold by the Sponsor Stockholders in such Liquidity Event, plus (y) the aggregate of all cash, cash equivalents and the fair market value at the time received (determined in accordance with the methodology in clause (i) of the definition of Fair Market Value as set forth in the Plan) of all Marketable Securities received by the Sponsor Stockholders as dividends or distributions by the Company during the period from the Closing to such

Liquidity Event in respect of the Initial Shares sold by the Sponsor Stockholders in such Liquidity Event, plus, (z) the aggregate cash, cash equivalents and the fair market value at the time received (determined in accordance with the methodology in clause (i) of the definition of Fair Market Value as set forth in the Plan) of all Marketable Securities received during the period from the Closing to such Liquidity Event (whether as dividends, distributions or sales proceeds) by the Sponsor Stockholders in respect of any Illiquid Proceeds from the Initial Shares sold by the Sponsor Stockholders in such Liquidity Event, divided by (B) the product of (1) $27.50 (as equitably adjusted for any stock dividends, stock splits, reverse stock splits, combinations, or recapitalizations occurring after the Closing) multiplied by (2) the aggregate number of Initial Shares sold by the Sponsor Stockholders in such Liquidity Event; and

(ii) In the case of a ROE Measurement Date arising from any date or event that is not a Liquidity Event, the ROE with respect to such date or event will be deemed to be: (A) the sum of (x) the Initial Share Value as of the applicable ROE Measurement Date of all Initial Shares that are owned by the Sponsor Stockholders at the time of the applicable ROE Measurement Date, plus (y) the aggregate of all cash, cash equivalents and the fair market value at the time received (determined in accordance with the methodology in clause (i) of the definition of Fair Market Value as set forth in the Plan) of all Marketable Securities received by the Sponsor Stockholders as dividends or distributions by the Company during the period from the Closing to the applicable ROE Measurement Date in respect of the Initial Shares that are owned by the Sponsor Stockholders at the time of the applicable ROE Measurement Date, plus (z) the aggregate cash, cash equivalents and the fair market value at the time received (determined in accordance with the methodology in clause (i) of the definition of Fair Market Value as set forth in the Plan) of all Marketable Securities received by the Sponsor Stockholders during the period from the Closing to such ROE Measurement Date (whether as dividends, distributions or sale proceeds) in respect of any Illiquid Proceeds from all Initial Shares that are owned by the Sponsor Stockholders at the time of the applicable ROE Measurement Date, divided by (B) the product of (1) $27.50 (as equitably adjusted for any stock dividends, stock splits, reverse stock splits, combinations, or recapitalizations occurring after the Closing) multiplied by (2) the aggregate number of Initial Shares that are owned by the Sponsor Stockholders at the time of the applicable ROE Measurement Date.

(q)    “ROE Measurement Date” means for purposes of (i) Section 3.1, the date of the applicable Liquidity Event, (ii) Section 3.2(a), the third anniversary of the Closing, (iii) Section 3.2(b), the fourth anniversary of the Closing, (iv) Section 3.2(c), the date of the Final Vesting Event and (v) Section 3.3(b), the date of the termination of the Holder’s Employment.

(r)    “ROE Percentage” means, with respect to any ROE Measurement Date, the following, as applicable: (i) if the ROE on such ROE Measurement Date is less than 2.0, the ROE Percentage for such ROE Measurement Date will be 0%; provided, that, solely if the ROE Percentage is being determined in connection with a Liquidity Event, then (x) if the ROE on such ROE Measurement Date is equal to or less than 1.0, the ROE Percentage for such ROE Measurement Date will be 0% and (y) if the ROE on such ROE Measurement Date is greater than 1.0 but less than 2.0, then the ROE Percentage for such ROE Measurement Date will be determined by straight line interpolation between 1.0 and 2.0, and (ii) if ROE on such ROE Measurement Date equals at least 2.0, the ROE Percentage for such ROE Measurement Date will be 25%. For every additional 0.5 of ROE on such ROE Measurement Date in excess of 2.0, the

ROE Percentage for such ROE Measurement Date will increase by an additional 25% (provided, that the ROE Percentage shall never exceed 100%) and the additional ROE Percentage between any such increments of 0.5 of ROE on such ROE Measurement Date will be determined by straight line interpolation. By way of example and for illustration purposes only: (A) if the ROE Measurement Date is a Liquidity Event and ROE on such ROE Measurement Date equals 1.5, then the ROE Percentage for such ROE Measurement Date will equal 0.25 multiplied by 50%, or 12.5%; (B) if ROE on such ROE Measurement Date equals 2.0, then the ROE Percentage for such ROE Measurement Date will equal 25%; and (C) if ROE on such ROE Measurement Date equals 3.0, then the ROE Percentage for such ROE Measurement Date will equal 25% plus 2 multiplied by 25% or 75%.

(s)    “Vesting Event” means a Liquidity Event, the Third Anniversary Vesting Event, the Fourth Anniversary Vesting Event, the Final Vesting Event, and, if so elected by the Board pursuant to Section 3.3(b), the date on which the Holder’s Employment is terminated due to death or Disability, as applicable.

ARTICLE II

GRANT OF DELL PERFORMANCE AWARDS

Section 2.1. Grant of Dell Performance Award.

For good and valuable consideration, on and as of the Grant Date, the Company irrevocably granted to the Holder                      DPAs, subject to the adjustment as set forth in Section 2.2 hereof. Each DPA represents the right to receive a Share upon vesting.

Section 2.2. Adjustments to Dell Performance Award.

The DPAs shall be subject to adjustment pursuant to Section 10 of the Plan.

ARTICLE III

VESTING

Section 3.1. ROE Measurement Dates Upon a Liquidity Event (Which Can Only Occur Prior to the Earlier of the Third Anniversary Vesting Event or the Final Vesting Event).

Subject to Section 10 of the Plan, if a Liquidity Event occurs, a number of DPAs will be tested for vesting upon the closing of such Liquidity Event equal to the product of (a) the number of DPAs granted to the Holder that have not previously vested, multiplied by (b) the Liquidity Percentage applicable to such Liquidity Event (such DPAs, “Liquidity Event Vesting DPAs”). The number of Liquidity Event Vesting DPAs that will vest upon the closing of any such Liquidity Event will be the product of (x) the number of Liquidity Event Vesting DPAs, multiplied by (y) the ROE Percentage with respect to such Liquidity Event; provided, that, if such calculation produces a negative number, zero DPAs will vest. Notwithstanding the foregoing, if ROE has not increased from the prior ROE Measurement Date, no additional DPAs shall vest. For purposes of clarification, any Liquidity Event Vesting DPAs that do not vest pursuant to this Section 3.1 shall remain outstanding and eligible to vest in accordance with the terms hereof.

Section 3.2. ROE Measurement Dates Upon the Third and Fourth Anniversaries of the Closing and the Final Vesting Event.

(a)    Third Anniversary Vesting Event. If the Final Vesting Event has not been completed prior to the third anniversary of the Closing (the “Third Anniversary Vesting Event”), then that number of DPAs will vest equal to the product of (x) the number of DPAs granted to the Holder that have not previously vested, multiplied by (y) the ROE Percentage with respect to such Third Anniversary Vesting Event; provided, that, if such calculation produces a negative number, zero DPAs will vest. Notwithstanding the foregoing, if ROE has not increased from the prior ROE Measurement Date, no additional DPAs shall vest. For purposes of clarification, the number of DPAs that do not vest pursuant to this Section 3.2(a) shall remain outstanding in accordance with the terms hereof.

(b)    Fourth Anniversary Vesting Event. If the Final Vesting Event has not been completed prior to the fourth anniversary of the Closing (the “Fourth Anniversary Vesting Event”), then that number of DPAs will vest equal to the product of (x) the number of DPAs granted to the Holder that have not previously vested, multiplied by (y) the ROE Percentage with respect to such Fourth Anniversary Vesting Event; provided, that, if such calculation produces a negative number, zero DPAs will vest. Notwithstanding the foregoing, if ROE has not increased from the prior ROE Measurement Date, no additional DPAs shall vest. For purposes of clarification, the number of DPAs that do not vest pursuant to this Section 3.2(b) shall remain outstanding in accordance with the terms hereof.

(c)    Final Vesting Event. Upon the Final Vesting Event, that number of DPAs will vest equal to the product of (x) the number of DPAs granted to the Holder that have not previously vested, multiplied by (y) the ROE Percentage with respect to such Final Vesting Event; provided, that, if such calculation produces a negative number, zero DPAs will vest. Notwithstanding the foregoing, if ROE has not increased from the prior ROE Measurement Date, no additional DPAs shall vest. All DPAs that do not vest pursuant to this Section 3.2(c) and that have not vested prior to the Final Vesting Event will be forfeited upon the Final Vesting Event without consideration or payment therefor.

(d)    Notice of Vesting. No later than thirty (30) days following a Vesting Event, the Company shall provide written notice to the Holder setting forth the Initial Share Value, the ROE, the ROE Percentage, the number of DPAs that vested on the applicable Vesting Event, if any, and, if such Vesting Event is the Final Vesting Event or occurs pursuant to Section 3.3(b), the number of DPAs that were forfeited without consideration or payment on such Vesting Event.

Section 3.3. Treatment of DPAs Upon Termination of Employment.

(a)    General. Except as set forth in Section 3.3(b) below, each DPA that is unvested as of the date of the Holder’s termination of Employment for any reason shall immediately expire on the date of such termination without consideration or payment therefor.

(b)    DPAs Tested for Vesting if the Holder’s Employment Terminates Due to Death or Disability. If the Holder’s Employment is terminated due to death or Disability, the Board shall measure ROE based on Fair Market Value on the date of such termination in order to determine the applicable number of DPAs that will vest on such date. All DPAs that do not vest in accordance with this Section 3.3(b) and that have not previously vested shall be immediately forfeited upon the Vesting Event resulting from the termination of the Holder’s Employment due to death or Disability.

(c)    Forfeiture of DPAs upon Repayment Behavior. Each outstanding DPA shall automatically be forfeited without consideration or payment therefor upon the first date on which the Holder engages in any Repayment Behavior (as determined by the Committee).

ARTICLE IV

SETTLEMENT OF DELL PERFORMANCE AWARDS

Section 4.1. Settlement.

Settlement of DPAs shall be made within four (4) business days following the applicable Vesting Event in accordance with Section 3.1, Section 3.2 and Section 3.3(b), as applicable. Settlement of DPAs shall be in Shares; provided, that, in lieu of issuing any fractional Share, the Company shall make a cash payment to the Holder equal to the Fair Market Value of such fractional Share.

Section 4.2. Consideration for the Dell Performance Award.

No cash payment is required for the DPAs or the Shares issuable in settlement thereof, although the Holder may be required to tender payment in cash or other acceptable form of consideration for the amount of any withholding taxes due as a result of delivery of the Shares in accordance with Section 5.8 below.

Section 4.3. Conditions to Issuance of Shares.

The Company shall not be required to record the ownership by the Holder of the Share issued upon the settlement of a DPA prior to fulfillment of all of the following conditions:

(a)    the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency or stock exchange or over-the-counter market listing requirements which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and

(b)    the execution and delivery of the Joinder by the Holder to the extent the Holder is not already a party to the Management Stockholders Agreement.

Section 4.4. Unsecured Obligation; Rights as Stockholder.

The Award is unfunded, and as a holder of DPAs, the Holder will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares pursuant to this Agreement. The Holder shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company in respect of any vested Share underlying a DPA unless and until a book entry representing such Share has been made on the books and records of the Company.

ARTICLE V

MISCELLANEOUS

Section 5.1. Administration.

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Holder and his or her beneficiaries or successors, the Company and all other interested persons (including, without limitation, any determination that the Holder engaged in Repayment Behavior). No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award. In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2. Award Not Transferable.

Except as otherwise permitted by the Committee in writing, neither the Award nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, to the extent permitted by Applicable Law, this Section 5.2 shall not prevent transfers by will or by the Applicable Laws of descent and distribution.

Section 5.3. Forfeiture and Repayment Obligation for Engaging in Repayment Behavior.

(a)    By accepting this Award, the Holder acknowledges and agrees that, if the Committee determines that the Holder engages in Repayment Behavior at any time during the Holder’s Employment or the one-year period following the termination of the Holder’s Employment, then, in addition to the consequences described in Section 3.3(c) above, upon the date on which the Holder first engages in such Repayment Behavior (as determined by the Committee) (such date, the “Trigger Date”): (i) the Shares held by the Holder or any member of the Holder’s Management Stockholder Group that were issued upon settlement of DPAs that vested during the two-year period immediately preceding the earlier of (x) the Trigger Date and (y) the date on which the Holder’s Employment terminated shall be automatically forfeited for no consideration (such two-year period, the “Claw Back Period” and such Shares, the “Claw Back Shares”) and (ii) if the Holder or any member of the Holder’s Management Stockholder Group have sold any Claw Back Shares (including any sales or repurchases pursuant to the provisions of Article IV of the Management Stockholders Agreement as in effect on the Effective Date) during the Claw Back Period, the Holder and each member of the Holder’s Management Stockholder Group shall be required to promptly (and in any event, no later than ten (10) days following receipt of notice thereof from the Company or one of its Affiliates) pay to the Company, in cash (in U.S. dollars) and on demand in immediately available funds by wire transfer an amount equal to the amount paid by the acquiror(s) (which, for the avoidance of doubt, could include the Company, its Subsidiaries or their designee, or any Sponsor Stockholder, pursuant to the provisions of Article IV of the Management Stockholders Agreement) to the Holder and/or the members of the Holder’s Management Stockholder Group in such sale(s) of Claw Back Shares. The Holder understands that this Section 5.3 does not prohibit the Holder from competing with the Company and its Affiliates, but rather simply imposes the economic consequences described in this Section 5.3 if the Committee determines that the Holder has engaged in Repayment Behavior.

(b)    For purposes of this Section 5.3, if the Holder and/or any member of the Holder’s Management Stockholder Group sell any Shares during the Claw Back Period and, at the time of any such sale, the Holder and the other members of the Holder’s Management Stockholder Group collectively own (after giving effect to this sentence) both (x) Claw Back Shares and (y) Shares that are not Claw Back Shares, then the Shares that are sold shall be conclusively deemed to not be Claw Back Shares unless and until, after giving effect to this sentence, all Shares described in clause (y) have been sold in such sale and are no longer owned by the Holder or any other member of the Holder’s Management Stockholder Group (e.g., if on a date of sale of Shares, the Holder and the Holder’s Management Stockholder Group own an aggregate of 1,000 Shares described in clause (x) and 1,000 Shares described in clause (y) and the Holder and/or other members of the Holder’s Management Stockholder Group sell an aggregate of 1,500 Shares, 500 of the Shares sold will be deemed to be Claw Back Shares). The Holder agrees to promptly provide the Company with all information that the Company reasonably requests in order to determine any amount payable pursuant to this Section 5.3 to the Company by the Holder or any member of the Holder’s Management Stockholder Group.

Section 5.4. Applicability of the Plan and the Management Stockholders Agreement.

This Award, and the Shares issued to the Holder upon settlement of DPAs, shall be subject to all of the terms and provisions of the Plan and the Management Stockholders Agreement, to the extent applicable to this Award and such Shares, with the exception of any provision of the Management Stockholders Agreement relating to the clawback of Shares or Share proceeds in connection with repayment behaviors or forfeiture of Shares or Share proceeds in connection with post-retirement service. Any disputes regarding the determination of matters contemplated in the Management Stockholders Agreement (including but not limited to the determination of whether the Holder engaged in Repayment Behavior for purposes of the Management Stockholders Agreement (but not for purposes of this Agreement)) shall be determined in accordance with Section 7.3 (Governing Law) and Section 7.4 (Submissions to Jurisdictions; WAIVER OF JURY TRIAL) of the Management Stockholders Agreement. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Management Stockholders Agreement, the terms of the Management Stockholders Agreement shall control. Notwithstanding anything to the contrary herein or in the Management Stockholders Agreement, as of the Effective Date, this Agreement shall be the exclusive source of forfeiture and clawback provisions applicable to Shares and Share proceeds.

Section 5.5. Notices.

Any notice to be given under the terms of this Agreement shall be contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or a nationally-recognized overnight courier, which shall be addressed, in the case of the Company, to the Office of the Secretary; and if to the Holder, to the address, e-mail address or facsimile number appearing in the personnel records of the Company or any of its Affiliates, as applicable. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Holder, shall, if the Holder is then deceased, be given to the Holder’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 5.5. Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the business day during which such normal business hours next occur if not given during such hours on any day, and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 5.5, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Company and the Holder hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by electronic transmission addressed to the e-mail address or facsimile number of the Company and the Holder, as applicable, as provided herein.

Section 5.6. Titles; Interpretation.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Defined terms used in this Agreement shall apply equally to both the singular and plural forms thereof. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “hereunder” shall mean this entire Agreement as a whole unless reference to a specific section or provision of this Agreement is made. Any reference to a Section, subsection and provision is to this Agreement unless otherwise specified.

Section 5.7. No Right to Employment or Additional Dell Performance Awards or Stock Awards.

Nothing in this Agreement or in the Plan shall confer upon the Holder any right to continue in Employment, or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which are hereby expressly reserved, to terminate the Employment of the Holder at any time for any reason whatsoever, with or without Cause, subject to the applicable provisions, if any, of the Holder’s Employment agreement (if any such agreement is in effect at the time of such termination). Neither the Holder nor any other Person shall have any claim to be granted any additional Stock Awards and there is no obligation under the Plan for uniformity of treatment of Participants, or holders or beneficiaries of Stock Awards. The terms and conditions of the Award granted hereunder or any other Stock Award granted under the Plan or otherwise and the Committee’s determinations and interpretations with respect thereto and/or with respect to the Holder and any other Participant need not be the same (whether or not the Holder and any such Participant are similarly situated).

Section 5.8. Withholding Obligations.

(a)    On the Grant Date, or at any time thereafter as requested by the Company, the Holder hereby authorizes the Company or the Subsidiary employing the Holder to satisfy its withholding obligations, if any, from payroll and any other amounts payable to the Holder, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or such employing Subsidiary, if any, which arise in connection with the grant of or vesting of the Award or the delivery of Shares under the Award; provided, that, at the Holder’s election, such withholding obligation may be satisfied by the Company withholding from the Shares otherwise issuable to the Holder that number of Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, equal to such withholding tax obligation (but in no event more than the minimum required tax withholding); provided, further, that, prior to the Merger Closing, the Holder’s right to elect such Share withholding shall be subject to Section 4.6(b) of the Management Stockholders Agreement, and, from and after the Merger Closing, the Holder’s right to elect such Share withholding shall be subject to Section 4.3(b) of the Management Stockholders Agreement, and in all cases subject to any limitations imposed under Delaware law or other Applicable Law and/or under the terms of any preferred stock, debt financing arrangements or other indebtedness of the Company or its Subsidiaries (including any such limitations resulting from the Company’s Subsidiaries being prohibited or prevented from distributing to the Company sufficient proceeds or funds to enable the Company to repurchase Class C Common Stock in accordance with Delaware law or other Applicable Law and/or the then applicable terms and conditions of such arrangements); provided, further, that following the Lock-up Lapse Date, at the Holder’s election such withholding obligation may be, or, if the Company so directs, such withholding obligation shall be, satisfied by the Holder’s delivery (on a form prescribed or accepted by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell vested Shares being delivered under the Award and to deliver all or part of the sale proceeds to the Company to satisfy the withholding obligation directly to the Company. If the applicable tax withholding is satisfied by an irrevocable direction to a licensed securities broker, the Holder will be subject to the Company’s policies regarding insider trading restrictions, which may affect the Holder’s ability to acquire or sell Shares under the Plan. By acceptance of the Award granted hereunder, the Holder certifies the Holder’s understanding of and intent to fully comply with the standards contained in the Company’s insider trading policies (and related policies and procedures adopted by the Company).

(b)    Unless the tax withholding obligations of the Company, if any, are satisfied, the Company shall have no obligation to issue a certificate for such Shares or release such Shares.

Section 5.9. Securities Laws.

The Holder represents, warrants and covenants that:

(a)    The Holder is acquiring the Shares for his or her own account and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act or in violation of any applicable state securities law;

(b)    The Holder has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of his or her investment in the Company;

(c)    The Holder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in acquiring the Shares and to make an informed investment decision with respect to such investment;

(d)    The Holder can afford the complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period;

(e)    The Holder understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to the Shares and there is no commitment on the part of the Company to make any such filing; and

(f)    Upon the issuance of any Shares hereunder, the Holder will make or enter into such other written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

Section 5.10. Nature of Grant.

In accepting the grant, the Holder acknowledges that, regardless of any action the Company or its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Holder acknowledges that the ultimate liability for all Tax-Related Items legally due by the Holder is and remains the Holder’s responsibility, and the Holder shall pay to, and indemnify and keep indemnified, the Company and its Affiliates from and against Tax-Related Items legally due by the Holder that are attributable to the vesting of, or any benefit derived by the Holder from, the Award and that the Company and its Affiliates (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Agreement, including the grant, vesting or settlement of this Award, the subsequent sale of Shares acquired pursuant to such settlement or the receipt of any dividends with respect to such Shares; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Holder’s liability for Tax-Related Items.

Section 5.11. Governing Law.

This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of law principles thereof.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DELL TECHNOLOGIES INC.

By:
Name:
Title: